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                                                                    Exhibit 99.1
                [GREENPOINT MORTGAGE FUNDING, INC. LETTERHEAD]

                                March 31, 2000

Bank One, National Association
1 Bank One Plaza
Suite IL1-0126
Chicago, IL 60670-0126

Ambac Assurance Structured Finance
One State Street Plaza
New York, NY 10022-4834
Attn: Managing Director

Moody's Residential Loan Monitoring Group
4th Floor, 99 Church Street
New York, NY 10007

Standard & Poor's
55 Water Street
New York, NY 10041

          RE:  Headlands Home Equity Loan Trust (Series 1999-1);
               Annual Statement as to Compliance by the Master Servicer
               --------------------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 3.09 of the Sale and Servicing Agreement and Section 5(f) of the Underwriting Agreement with respect to the above-referenced offering, the undersigned officer of GreenPoint Mortgage Funding, Inc. (as "Master Servicer") hereby certifies as to the following:

     1. a review of the activities of the Servicer and its performance under the Sale and Servicing Agreement during the preceding fiscal year since the inception of the trust has been made under the direct supervision of the undersigned officer; and

     2. to the best knowledge of the undersigned officer, based on such review, the Master Servicer has fulfilled all of its material obligations under the Sale and Servicing Agreement throughout the applicable period, and there has been no known default in the fulfillment of the Master Servicer's material obligations throughout such period.

                          [Signature Page to Follow]
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Bank One, National Association
Ambac Assurance Structured Finance
Moody's Residential Loan Monitoring Group
Standard & Poor's
March 31, 2000
Page 2





                                            Very truly yours

                                            GREENPOINT MORTGAGE
                                            FUNDING, INC.,
                                            as Master Servicer



                                            /s/ Kristen Decker
                                            ----------------------------
                                            Kristen Decker
                                            Vice President